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                                                                   Exhibit 21.1

                              LIST OF SUBSIDIARIES
                              --------------------
                                       OF
                                       --
                   DEVELOPERS DIVERSIFIED REALTY CORPORATION
                   -----------------------------------------


                                                                    State of
              Subsidiary                                          Incorporation
              ----------                                          -------------

 1. Developers Diversified Finance Corporation                      Ohio

 2. Developers Diversified of Alabama, Inc.                         Alabama

 3. Community Centers One, L.L.C.                                   Delaware

 4. Community Centers Two, L.L.C.                                   Delaware

 5. Community Centers Three, L.L.C.                                 Delaware

 6. Shoppers World Community Center, L.P.                           Delaware

 7. DD Community Centers One, Inc.                                  Ohio

 8. DD Community Centers Two, Inc.                                  Ohio

 9. DD Community Centers Three, Inc.                                Ohio

10. Arizona Crossing Limited Liability Company
    (fka Arrowhead Crossing Company LTD.)                           Ohio

11. Eastchase Market Inc. dba Eastchase Market I, Inc. in Texas     Ohio

12. Eastchase Market L.P.                                           Texas

13. Eastchase Market LTD.                                           Ohio

14. Highland Grove Limited Liability Company                        Ohio

15. Maple Grove Crossing Limited Liability Company                  Ohio

16. Tanasbourne Town Center Limited Liability Company               Ohio

17. Merriam Town Center LTD.                                        Ohio

18. Macedonia Commons LTD.                                          Ohio

19. DOTRS Limited Liability Company                                 Ohio

20. Liberty Fair Mall Associates                                    Virginia

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21. Developers Diversified of Pennsylvania, Inc.                     Ohio

22. Pedro Community Centers, Inc.                                    Ohio

23. DDRA Community Centers Four, L.P.                                Texas

24. Foothills Towne Center II, Inc.                                  Ohio

25. Foothills Towne Center III, INC.                                 Ohio

26. DDRC Great Northern Limited Partnership                          Ohio